Exhibit 5.1

[Weil, Gotshal & Manges LLP letterhead]

May 24, 2010

LaBranche & Co Inc.

33 Whitehall Street

New York, New York 10004

Ladies and Gentlemen:

We have acted as counsel to LaBranche & Co Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”), in connection with the registration of an additional 2,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, issuable pursuant to awards under the LaBranche & Co Inc. 2010 Equity Incentive Plan (the “Plan”). This opinion letter solely relates to the 2,000,000 shares of Common Stock not previously registered and issuable by the Company pursuant to the Plan (the “Shares”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the Amended and Restated By-Laws of the Company; (iii) the Registration Statement; (iv) the Plan and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 2,000,000 shares of Common Stock being registered pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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